UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 31, 2020

(Date of earliest event reported)

NUNZIA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0442090 (I.R.S. Employer Identification No.)
1627 West 14th Street, Long Beach, California	90813
(Address of principal executive offices)	(Zip Code)

(714) 609 9117

(Registrant’s telephone number, including area code)

Arizona Gold and Onyx Mining Company, 1627 West 14th Street, Long Beach, CA 90813; 2018

(Former name, former address and former fiscal year)

With Copies to:

MICHAEL MITSUNAGA

1624 WEST 14TH STREET, LONG BEACH, CA 90813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 8 – Other Events

Item 8.01  Other Events

On March 31, 2020, the Company’s board of directors and management determined to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), by up to 45 days in reliance on the order of the United States Securities and Exchange Commission, dated March 4, 2020 (Release No. 34-88318)(the “Order”), which permits registrants to delay certain filings required by the Securities Exchange Act of 1934 and the rules promulgated thereunder for up to 45 days due to conditions arising from the COVID-19 pandemic. The Company’s operations and business have experienced disruption due to these conditions and in particular, the state of emergency that has been declared in the State of California and the related executive order by California’s governor mandating that all individuals living in the state, with certain exceptions that are not applicable to the Company’s employees, stay at home or at their places of residence. These disruptions include limited access to the Company’s facilities, support staff, and professional advisors, and, as a result, management is unable timely to prepare and file the Annual Report. The Company will file the Annual Report as quickly as practicable, but not later than May 14, 2020.

Because there is uncertainty as to how the COVID-19 pandemic will evolve, it is impossible at this time to predict its impact on the Company’s business, financial position, operating results and liquidity; however, the impact could be substantial.

Accordingly, the Annual Report will contain the following risk factor (which may be modified in light of future events):

The Company’s business, financial condition, results of operations and liquidity could be substantially and adversely affected by the recent coronavirus outbreak.

In December 2019, an outbreak of a novel strain of coronavirus known as COVID-19 originated in Wuhan, China, and has spread to other countries, including the United States. On March 11, 2020, the World Health Organization declared the outbreak to be a pandemic. A number of jurisdictions in the United States, including the State of California, have declared a state of emergency. Further, the governor of the State of California, where the Company’s headquarters, all of its employees and the manufacturer of its Nunzia® products are located, has issued an executive order pursuant to that declaration mandating that all individuals living in the state stay at home or at their places of residence, except as needed to maintain the continuity of operations in certain sectors, in none of which the Company operates. As a result, for an unknown but possibly extended period, the following, among others, may be substantially and adversely affected to an extent that the Company cannot presently predict: the Company’s ability to conduct its operations, including its financial reporting systems, internal control over financial reporting and disclosure controls and procedures; its financial condition and results of operations; its capital and financial resources, including its liquidity; its balance sheet and its ability to account timely for those assets; demand for its products and services; the ability of its suppliers to manufacture and deliver the products that it sells; its ability to deliver its products; the valuation of its goodwill, intangible assets and long-lived assets; its ability to display and sell its products at trade shows and similar events; its ability to conduct meetings with existing and prospective customers and suppliers; the ability of the Company and its customers to meet their financial obligations to one another and to others; travel restrictions and border closures; and, if its employees were to contract coronavirus, their ability to work. To the extent that the Company will be able to continue operating, it may incur additional costs in order to do so.

Cautionary Note Regarding Forward-Looking Statements

This report contains statements that are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that relate to expectations or forecasts of future events, including, without limitation, the Company’s future business, financial condition, results of operations and liquidity. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. They are based upon information available as of the date they were made and involve a number of risks and uncertainties which may cause them to be wrong. Accordingly, these statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update these statements in light of events or circumstances occurring after the date on which they were made, except as may be required by applicable securities laws. As a result of many known and unknown risks and uncertainties, including those relating to the COVID-19 pandemic’s effect on the Company’s business, financial condition, results of operations and liquidity, the Company’s actual results may differ materially from those expressed or implied by these statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUNZIA PHARMACEUTICAL COMPANY

By: /s/ Michael Mitsunaga
Michael Mitsunaga President
Dated: March 31, 2020